Exhibit 99.1

NOVAGOLD Achieves Major Milestone with the Publication of the Donlin Gold Final EIS

▶	The Corps has completed and published the Donlin Gold final Environmental Impact Statement (EIS)

▶	A Record of Decision (ROD) is expected to follow in the second half of 2018

April 30, 2018 - Vancouver, British Columbia – NOVAGOLD RESOURCES INC. (TSX, NYSE American: NG) is pleased to announce that the U.S. Army Corps of Engineers (the Corps), the lead Federal permitting agency on the Environmental Impact Statement (EIS) for the Donlin Gold project, has filed the final EIS notice of availability in the Federal Register and published the document on the Donlin Gold EIS website: www.donlingoldeis.com. Donlin Gold LLC is an Alaska-based company owned equally by wholly owned subsidiaries of NOVAGOLD RESOURCES INC. (NOVAGOLD), and Barrick Gold U.S. Inc. (Barrick).

“The publication of the final EIS is an important milestone for Donlin Gold and reflects a high degree of professionalism and teamwork by the entire project team,” said Barrick President Kelvin Dushnisky. “The project partners share common values that include technical innovation, financial discipline, a deep commitment to safety and environmental stewardship as well as respect for the traditional way of life in this region. We look forward to ongoing engagement with our community and government partners as we continue to advance through this important permitting phase.”

“The filing of the Donlin Gold EIS is a major step forward in unlocking the enormous value of our uniquely attractive gold asset,” said Greg Lang, NOVAGOLD’s President & CEO. “This accomplishment would not have been possible without the excellent cooperation between a broad community of devoted stakeholders: the Donlin Gold team; NOVAGOLD and our partner Barrick; the Calista Corporation (Calista) and The Kuskokwim Corporation (TKC); and the dedicated professionals of the Corps as well as the various state and cooperating agencies. All of those engaged in this endeavor have been steadfast in their commitment to the permitting activities over the last six years.”

Greg Lang added: “Permitting is a very public and transparent process. We have always welcomed wide-ranging scrutiny of the project and made multiple modifications in response to extensive public input to ensure that we reach an important balance between enhancing the project’s technical attributes and the overarching objectives of protecting the traditional way of life of the local communities, ensuring the safety of our employees, and safeguarding our common environmental inheritance. All of these outcomes are reflected in an EIS in which all Alaskans can be proud.”

FINAL EIS

The National Environmental Policy Act (NEPA) was enacted in 1969, a milestone in environmental protection. NEPA requires federal agencies to prepare an EIS when an action, like the construction and operation of the proposed Donlin Gold mine, may affect the quality of the physical and human environment. The EIS process began when Donlin Gold applied for a federal wetlands permit in July 2012.The Corps worked with cooperating agencies on the EIS including the U.S. Bureau of Land Management, U.S. Fish and Wildlife Service, U.S. Department of Transportation Pipeline and Hazardous Materials Safety Administration, U.S. Environmental Protection Agency, State of Alaska regulatory agencies and communities of Crooked Creek, Chuathbaluk, Napaimute, Aniak, Akiak, and the Knik Tribal Council.

The EIS assesses potential impacts on the physical, biological and social environment from all phases of the proposed project, including construction, mine operation, closure and post-closure and considers a reasonable range of alternatives to the proposed project consistent with NEPA’s legal mandates. The EIS then analyzes a range of ways in which potential adverse impacts could be eliminated or lessened, and evaluates monitoring measures that will protect public health, water quality, wildlife and subsistence resources. NEPA provides opportunities for tribes, local communities, and individuals to participate in the evaluation process by sharing their comments and concerns and to understand the potential effects of the proposed project. The intent of NEPA is to advise federal decision makers of the potential impacts of their decisions through a comprehensive, transparent public process that identifies, considers, and addresses public concerns.

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For the past 22 years, Donlin Gold has conducted exploration activities and environmental baseline studies in the Yukon Kuskokwim (YK) region to determine how to best develop and operate a responsible mining project that is sensitive to the environment and respectful of the culture of the region’s residents. More importantly, Donlin Gold has been working in partnership with Calista, owner of the mineral rights, and TKC, owner of the surface rights, who have been involved in every aspect of planning for the Donlin Gold project, including working with the people of the YK region to ensure the safe and responsible development of the project. As the owners of the mineral and surface rights at the Donlin Gold project, Calista and TKC have a mandate under the Alaska Native Claims Settlement Act (ANCSA) to develop the resources for the benefit of their shareholders and all Alaska Native Corporations.

NEXT STEPS

The next step in the federal permitting process will include the Corps preparing a Record of Decision (ROD), which consists of a series of findings documenting the process used to determine whether or not to issue a wetlands permit. Prior to a decision to issue the permit, the Corps must send the draft permit to the State of Alaska, which must certify that the approved activities comply with State water quality standards. The ROD for a project like Donlin Gold is an extensive and detailed document that takes into account any final comments received on the EIS and wetlands permit application. In preparing the ROD, the Corps must document compliance with the Clean Water Act. This detailed evaluation explains why the permitted project represents the Least Environmentally Damaging Practicable Alternative (LEDPA), compared to other project alternatives. The ROD also documents that the Corps has completed all required consultations with other federal and state agencies. Finally, the ROD establishes the avoidance, minimization, mitigation and monitoring requirements applicable to the Donlin Gold project, including the Compensatory Mitigation Plan proposed by Donlin Gold to mitigate unavoidable impacts to wetlands.

There are many permits needed for the Donlin Gold project and major permits generally include opportunity for public review and comment prior to issuance. Significant progress is being made on the major state permits, with the issuance of the air quality permit in June 2017, and the close of the public comment period for the draft Alaska Pollutant Discharge Elimination System wastewater discharge and integrated waste management permits on February 13, 2018. Other key federal and state permits and approvals are anticipated to be finalized throughout the balance of 2018.

In addition to permitting, Donlin Gold is advancing project optimization efforts, including incorporating data from the 2017 drill program, and identifying potential innovative ideas for various areas of development to reduce initial capital expenditures. Once the optimization efforts and financial analyses are completed, the owners will evaluate the path forward for the project. Donlin Gold is encouraged by the prospect of advancing a mining project of generational and foundational significance for the YK region in a fiscally-disciplined manner on a timely basis.

ABOUT DONLIN GOLD

Located in Alaska, the second largest gold-producing state in the U.S. offering jurisdictional appeal, Donlin Gold is regarded to be one of the largest, highest-grade open pit, and among the most prospective known gold deposits in the world with approximately 39 million ounces of gold in the measured and indicated resource categories, inclusive of proven and probable reserves1. With a 27-year mine life, Donlin Gold anticipates producing 1.1 million ounces of gold annually as per the feasibility study, which does not account for the exceptional exploration potential, where the planned pits occupy only three kilometers of an eight-kilometer mineralized belt, that could further extend the mine life. To find all these attributes in one project is very rare, especially at a time when no large discoveries have been made in years, average mine grades continue to fall, and resource nationalism is reaching levels that make mine development unworkable in many resource-based countries in Africa, Asia and South America.

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1 Donlin Gold data as per the second updated feasibility study effective November 18, 2011, as amended January 20, 2012. Donlin Gold measured resources of 8 Mt grading 2.52 g/t and indicated resources of 534 Mt grading 2.24 g/t, inclusive of proven reserves of 8 Mt grading 2.32 g/t and probable reserves of 497 Mt grading 2.08 g/t.

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Scientific and Technical Information

Some scientific and technical information contained herein with respect to the Donlin Gold project is derived from the “Donlin Creek Gold Project Alaska, USA NI 43-101 Technical Report on Second Updated Feasibility Study” prepared by AMEC with an effective date of November 18, 2011, as amended January 20, 2012 (the “Second Updated Feasibility Study”). Kirk Hanson, P.E., Technical Director, Open Pit Mining, North America, (AMEC, Reno), and Gordon Seibel, R.M. SME, Principal Geologist, (AMEC, Reno) are the Qualified Persons responsible for the preparation of the independent technical report, each of whom are independent “qualified persons” as defined by NI 43-101.

Clifford Krall, P.E., who is the Mine Engineering Manager for NOVAGOLD and a “qualified person” under

NI 43-101, has approved and verified the scientific and technical information related to the Donlin Gold project contained in this press release.

NOVAGOLD Contacts:

Mélanie Hennessey
Vice President, Corporate Communications

Allison Pettit
Manager, Investor Relations

604-669-6227 or 1-866-669-6227

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain “forward-looking information” and “forward-looking statements” (collectively “forward-looking statements”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein including, without limitation, the timing of permitting and potential development of Donlin Gold, statements relating to NOVAGOLD’s future operating and financial performance, production estimates and 2018 outlook are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “estimates”, “potential”, “possible”, and similar expressions, or statements that events, conditions, or results “will”, “may”, “could”, “would” or “should” occur or be achieved. These forward-looking statements may include statements regarding exploration potential of Donlin Gold; mine life and production estimates at Donlin Gold; perceived merit of properties; anticipated permitting timeframes; exploration results and budgets; mineral reserve and resource estimates; work programs; capital expenditures; timelines; strategic plans; benefits of the project; completion of transactions; market prices for precious and base metals; or other statements that are not statements of fact. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from NOVAGOLD’s expectations include the uncertainties involving the interpretation of the drill results, the need to obtain permits and governmental approvals; the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drilling results and geological tests and the estimation of reserves and resources; the need for continued cooperation with Barrick Gold Corporation for the continued exploration and development of the Donlin Gold property; the need for cooperation of government agencies and native groups in the development and operation of properties; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, ore grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; and other risk and uncertainties disclosed in NOVAGOLD’s Annual Report filed on Form 10-K for the year-ended November 30, 2017 with the United States Securities and Exchange Commission, Canadian securities regulators, and in other NOVAGOLD reports and documents filed with applicable securities regulatory authorities from time to time. NOVAGOLD’s forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. NOVAGOLD assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

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Cautionary Note to United States Investors

This press release has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in this press release have been prepared in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (CIM)—CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (“CIM Definition Standards”). NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission (SEC), and resource and reserve information contained herein may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term "resource” does not equate to the term "reserves”. Under U.S. standards, mineralization may not be classified as a "reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC's disclosure standards normally do not permit the inclusion of information concerning "measured mineral resources”, "indicated mineral resources” or "inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves” by U.S. standards in documents filed with the SEC. Investors are cautioned not to assume that all or any part of “measured” or “indicated resources” will ever be converted into “reserves”. Investors should also understand that "inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. Under Canadian rules, estimated "inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies except in rare cases. Disclosure of "contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves” by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves” are also not the same as those of the SEC, and reserves reported by NOVAGOLD in compliance with NI 43-101 may not qualify as "reserves” under SEC standards. Donlin Gold does not have known reserves, as defined under SEC Industry Guide 7. Accordingly, information concerning mineral deposits set forth herein may not be comparable with information made public by companies that report in accordance with U.S. standards.

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